Exhibit 1.2

EXECUTION VERSION

PRICING AGREEMENT

May 28, 2013

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Goldman, Sachs & Co.

200 West Street,

New York, New York 10282

RBS Securities Inc.

600 Washington Boulevard

Stamford, Connecticut 06901

As Representatives of the several Underwriters

Ladies and Gentlemen:

Pfizer Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 28, 2013 (the “Underwriting Agreement”), between the Company and the Representatives of the several Underwriters to issue and sell to each of the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the Applicable Time in relation to the Pricing Disclosure Package and Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the

Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto, plus any additional principal amount of Designated Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 of the Underwriting Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in an Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[Signatures follow]

Very truly yours,

PFIZER INC.

By:	/s/ Robert Landry
Name: Robert Landry
Title: Senior Vice President and Treasurer

Accepted as of the date hereof:

CITIGROUP GLOBAL MARKETS INC., as a Representative of the Underwriters

By:	/s/ Brian D. Bednarski
Name: Brian D. Bednarski
Title: Managing Director

CREDIT SUISSE SECURITIES (USA) LLC, as a Representative of the Underwriters

By:	/s/ Christopher J. Murphy
Name: Christopher J. Murphy
Title: Director

GOLDMAN, SACHS & CO., as a Representative of the Underwriters

By:	/s/ Adam T. Greene
Name: Adam T. Greene
Title: Vice President

RBS SECURITIES INC., as a Representative of the Underwriters

By:	/s/ Moshe Tomkiewicz
Name: Moshe Tomkiewicz
Title: Managing Director

SCHEDULE I

Underwriter	Principal Amount of 2017 Notes	Principal Amount of 2018 Notes	Principal Amount of 2023 Notes	Principal Amount of 2043 Notes	Principal Amount of Floating Rate Notes
Citigroup Global Markets Inc.	$125,625,000	$167,500,000	$167,500,000	$125,625,000	$83,750,000
Credit Suisse Securities (USA) LLC	$125,625,000	$167,500,000	$167,500,000	$125,625,000	$83,750,000
Goldman, Sachs & Co.	$125,625,000	$167,500,000	$167,500,000	$125,625,000	$83,750,000
RBS Securities Inc.	$125,625,000	$167,500,000	$167,500,000	$125,625,000	$83,750,000
RBC Capital Markets, LLC	$67,500,000	$90,000,000	$90,000,000	$67,500,000	$45,000,000
Barclays Capital Inc.	$45,000,000	$60,000,000	$60,000,000	$45,000,000	$30,000,000
HSBC Securities (USA) Inc.	$45,000,000	$60,000,000	$60,000,000	$45,000,000	$30,000,000
Deutsche Bank Securities Inc.	$18,000,000	$24,000,000	$24,000,000	$18,000,000	$12,000,000
Santander Investment Securities Inc.	$18,000,000	$24,000,000	$24,000,000	$18,000,000	$12,000,000
BNP Paribas Securities Corp.	$12,000,000	$16,000,000	$16,000,000	$12,000,000	$8,000,000
Standard Chartered Bank	$12,000,000	$16,000,000	$16,000,000	$12,000,000	$8,000,000
U.S. Bancorp Investments, Inc.	$12,000,000	$16,000,000	$16,000,000	$12,000,000	$8,000,000
Drexel Hamilton, LLC	$4,500,000	$6,000,000	$6,000,000	$4,500,000	$3,000,000
Lebenthal & Co., LLC	$4,500,000	$6,000,000	$6,000,000	$4,500,000	$3,000,000
Loop Capital Markets LLC	$4,500,000	$6,000,000	$6,000,000	$4,500,000	$3,000,000
The Williams Capital Group, L.P.	$4,500,000	$6,000,000	$6,000,000	$4,500,000	$3,000,000

Total	$750,000,000	$1,000,000,000	$1,000,000,000	$750,000,000	$500,000,000

SCHEDULE II

Title of Designated Securities:

0.900% Notes due 2017 (the “2017 Notes”)

1.500% Notes due 2018 (the “2018 Notes”)

3.000% Notes due 2023 (the “2023 Notes”)

4.300% Notes due 2043 (the “2043 Notes”)

Floating Rate Notes due 2018 (the “Floating Rate Notes”)

Commission File Number of Initial Registration Statement:

333-181321

Aggregate Principal Amount:

2017 Notes: $750,000,000

2018 Notes: $1,000,000,000

2023 Notes: $1,000,000,000

2043 Notes: $750,000,000

Floating Rate Notes: $500,000,000

Price to Public:

2017 Notes: 99.840% of the principal amount, plus accrued interest, from June 3, 2013

2018 Notes: 99.942% of the principal amount, plus accrued interest, from June 3, 2013

2023 Notes: 99.681% of the principal amount, plus accrued interest, from June 3, 2013

2043 Notes: 99.781% of the principal amount, plus accrued interest, from June 3, 2013

Floating Rate Notes: 100.000% of the principal amount, plus accrued interest, from June 3, 2013

Purchase Price by Underwriters:

2017 Notes: 99.590% of the principal amount, plus accrued interest, from June 3, 2013

2018 Notes: 99.592% of the principal amount, plus accrued interest, from June 3, 2013

2023 Notes: 99.231% of the principal amount, plus accrued interest, from June 3, 2013

2043 Notes: 99.031% of the principal amount, plus accrued interest, from June 3, 2013

Floating Rate Notes: 99.650% of the principal amount, plus accrued interest, from June 3, 2013

Form of Designated Securities:

Book-entry only form represented by one or more global securities of each series of Notes deposited with the depositary or its designated custodian, to be made available for checking by the Representative at least twenty-four hours prior to the Time of Delivery at the office of the depositary.

Specified Funds for Payment of Purchase Price:

Wire transfer of immediately available funds.

Indenture:

Indenture dated January 30, 2001, between the Company and The Bank of New York Mellon as supplemented by the third supplemental indenture dated June 3, 2013 between the Company and The Bank of New York Mellon.

Maturity:

2017 Notes: January 15, 2017

2018 Notes: June 15, 2018

2023 Notes: June 15, 2023

2043 Notes: June 15, 2043

Floating Rate Notes: June 15, 2018

Interest Rate:

2017 Notes: 0.900% per annum

2018 Notes: 1.500% per annum

2023 Notes: 3.000% per annum

2043 Notes: 4.300% per annum

Floating Rate Notes: 3-month USD LIBOR + 30 bps

Interest Payment and Reset Dates:

2017 Notes: January 15 and July 15 of each year, beginning January 15, 2014

2018 Notes: June 15 and December 15 of each year, beginning December 15, 2013

2023 Notes: June 15 and December 15 of each year, beginning December 15, 2013

2043 Notes: June 15 and December 15 of each year, beginning December 15, 2013

Floating Rate Notes: March 15, June 15, September 15 and December 15 of each year, beginning on September 15, 2013

Record Dates:

2017 Notes: January 1 and July 1 prior to the corresponding Interest Payment Date

2018 Notes: June 1 and December 1 prior to the corresponding Interest Payment Date

2023 Notes: June 1 and December 1 prior to the corresponding Interest Payment Date

2043 Notes: June 1 and December 1 prior to the corresponding Interest Payment Date

Floating Rate Notes: March 1, June 1, September 1 and December 1 prior to the corresponding Interest Payment Date.

Redemption Provisions:

The 2017 Notes, the 2018 Notes, the 2023 Notes and the 2043 Notes may be redeemed in whole or in part at the price(s) described in the Prospectus relating to the Notes.

The Floating Rate Notes are not redeemable prior to maturity.

Sinking Fund Provisions:

None.

Defeasance Provisions:

As described in the Basic Prospectus dated May 10, 2012.

Applicable Time:

5:15 P.M. New York City time on May 28, 2013

Issuer Free Writing Prospectuses:

Fixed Rate Pricing Term Sheet dated May 28, 2013, as filed under Rule 433

Floating Rate Pricing Term Sheet dated May 28, 2013, as filed under Rule 433

Recently Filed Documents for Section 2(d) of the Underwriting Agreement:

None

Time of Delivery:

10:00 A.M. New York City time on June 3, 2013

Closing Location:

Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017.

Additional Agreements of the Underwriters:

Each of the Underwriters has agreed that it will not offer, sell, or deliver any of the Designated Securities, directly or indirectly, or distribute the Prospectus or any other offering material relating to the Designated Securities, in or from any jurisdiction except under circumstances that will, to the best of the Underwriters’ knowledge and belief, result in compliance with the applicable laws and regulations and which will not impose any obligations on the Company.

Each of the Underwriters agrees to abide by the offering restrictions as set forth under the following captions in the Prospectus: “Underwriting—Notice to Prospective Investors in the European Economic Area”, “Underwriting—Notice to Prospective Investors in the United Kingdom”, “Underwriting—Notice to Prospective Investors in France”, “Underwriting—Notice to Prospective Investors in Hong Kong”, “Underwriting—Notice to Prospective Investors in Japan” and “Underwriting—Notice to Prospective Investors in Singapore”.

Contact Information for Representatives for purposes of Section 12 of the Underwriting Agreement:

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Fax: 212-816-7912

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, New York 10010-3629

Attention: LCD-IBD

Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Attention: Prospectus Department

Fax: 212-902-9316

RBS Securities Inc.

600 Washington Boulevard

Stamford, Connecticut 06901

Attention: Debt Capital Markets

Fax: 203-873-4534

Information furnished by the Underwriters for purposes of Sections 2(b), 2(c), 2(d), 2(e), 8(a), 8(b) and 16(c) of the Underwriting Agreement:

The information in the last paragraph of the cover page of the Prospectus.

The information set forth in the third, fourth and ninth paragraphs under the caption “Underwriting”.

The information in the third sentence of the tenth paragraph and the second sentence of the thirteenth paragraph under the caption “Underwriting”.

No other information in the Prospectus has been furnished by the Underwriters for use therein.